Exhibit 10.26


                         VOTING AND STANDSTILL AGREEMENT

         THIS VOTING AND STANDSTILL AGREEMENT (the "Agreement"), dated as of February 27, 1998, is made between LANDAMERICA FINANCIAL GROUP, INC. (formerly known as Lawyers Title Corporation), a Virginia corporation ("LandAmerica"), RELIANCE INSURANCE COMPANY, a Pennsylvania corporation ("RIC"), and RELIANCE GROUP HOLDINGS, INC., a Delaware corporation ("Reliance").

                              W I T N E S S E T H:

         WHEREAS, Lawyers Title Corporation, Lawyers Title Insurance Corporation, a Virginia corporation, RIC and Reliance entered into a Stock Purchase Agreement dated August 20, 1997, as amended and restated by an Amended and Restated Stock Purchase Agreement dated December 11, 1997 (the "Stock Purchase Agreement"), under which Lawyers Title Corporation agreed to acquire from RIC all of the issued and outstanding shares of the capital stock of Commonwealth Land Title Insurance Company, a Pennsylvania corporation
("Commonwealth"), and of Transnation Title Insurance Company, an Arizona corporation; and

         WHEREAS, on February 27, 1998, Lawyers Title Corporation changed its name to "LandAmerica Financial Group, Inc."; and

         WHEREAS, pursuant to the Stock Purchase Agreement, RIC has acquired (i) 4,039,473 shares of LandAmerica's Common Stock, without par value, and (ii) 2,200,000 shares of LandAmerica's 7% Series B Cumulative Convertible Preferred Stock, without par value, which shares of Series B Preferred Stock are initially convertible into 4,824,561 shares of Common Stock pursuant to the terms of the Series B Preferred Stock, and, as a result, beneficially owns as of the date hereof approximately 44.6% of the issued and outstanding shares of Lawyers Title's Common Stock on a fully diluted basis; and

         WHEREAS,  LandAmerica,  RIC and  Reliance  desire to  establish in this
Agreement  certain   conditions  of  RIC's  and  Reliance's   relationship  with
LandAmerica.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, LandAmerica, RIC and Reliance hereby agree as follows:

                                    ARTICLE I

                   Definitions; Representations and Warranties

         Section 1.1. Definitions. Except as otherwise specified herein, capitalized terms used in this Agreement shall have the respective meanings assigned to such terms in the Stock Purchase Agreement. For purposes of this Agreement, the following terms have the following meanings:

         (a) "Adjusted Outstanding Shares" shall mean, at any time and with respect to the determination of (i) the RIC Ownership Percentage as it relates to RIC and its Affiliates, (ii) the Standstill Percentage as it relates to RIC and its Affiliates, and (iii) any other percentage of the beneficial ownership of Common Stock as it relates to a Person or Group, the total number of shares of Common Stock then issued and outstanding together with the total number of shares of Common Stock not then issued and outstanding that would be outstanding if (x) all then existing shares of Series B Preferred Stock had been converted and (y) all then existing warrants and options exercisable into shares of Common Stock had been exercised (other than underwriters' overallotment options and stock options granted under benefit plans of LandAmerica or any of its Affiliates), but excluding any rights that may be exercisable under the Rights Agreement.

         (b) "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement, and shall include, with respect to a determination of the Affiliates of RIC, any Affiliate of Reliance.

         (c) "Beneficial ownership," "beneficial owner" and "beneficially own" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement; provided that RIC and each of its Affiliates and any Person or Group shall be deemed to be the beneficial owners of any shares of Common Stock that RIC or such Affiliate, Person and/or Group, as the case may be, has the right to acquire within one year pursuant to any other agreement, arrangement or understanding or upon the exercise of conversion or exchange rights, warrants, options or otherwise, including but not limited to any right to acquire shares of Common Stock through the conversion of the Series B Preferred Stock.

         (d) "Common Stock" shall mean the Common Stock, without par value, of LandAmerica.

         (e) "Continuing Directors" shall mean the members of the Board of Directors of LandAmerica immediately prior to the Closing Date and any future members of the Board of Directors nominated by the Board of Directors; provided, however, that no RIC Director shall constitute a Continuing Director or be counted in determining the presence of a quorum of Continuing Directors.

         (f) "Control" shall mean, with respect to a Person or a Group, (i) beneficial ownership by such Person or Group of securities that entitle it to exercise in the aggregate more than fifty percent (50%) of the votes in any election of directors or other governing body of the entity in question; or (ii) possession by such Person or Group of the power, directly or indirectly, (x) to elect a majority of the board of directors (or equivalent governing body) of the entity in question or (y) in case of a non-corporate entity, to manage or govern the business, operations or investments of any such non-corporate entity.

         (g)      "Group"  shall  have  the  meaning   comprehended  by  Section
13(d)(3) of the Exchange Act as in effect on the date of this Agreement.

         (h) "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act as in effect on the date of this Agreement.

         (i) "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated February 27, 1998, executed by LandAmerica and RIC in connection with the Stock Purchase Agreement.

         (j) "RIC Director" shall mean a member of the Board of Directors of LandAmerica who was designated by RIC for nomination pursuant to this Agreement, but shall not include Herbert Wender, the Chief Executive Officer of Commonwealth.

         (k) "RIC Ownership Percentage" shall mean, at any time, the percentage of the Adjusted Outstanding Shares that is beneficially owned in the aggregate by RIC and its Affiliates.

         (l) "RIC Shares" shall mean collectively (i) the 4,039,473 shares of Common Stock, (ii) the 2,200,000 shares of Series B Preferred Stock, and
(iii) the shares of Common Stock into which the 2,200,000 shares of Series B Preferred Stock are convertible pursuant to the terms of the Series B Preferred Stock designation, that RIC acquired from LandAmerica pursuant to the Stock Purchase Agreement, and such additional shares of Common Stock that LandAmerica may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions.

         (m) "Rights Agreement" shall mean the Amended and Restated Rights Agreement, dated as of August 20, 1997, between LandAmerica and Wachovia Bank, N.A., as amended by the First Amendment to Amended and Restated Rights Agreement, dated as of December 11, 1997, between LandAmerica and Wachovia Bank, N.A., as such may be amended from time to time, or any successor shareholder rights plan or agreement.

         (n) "Series B Preferred Stock" shall mean the 7% Series B Cumulative Convertible Preferred Stock, without par value, of LandAmerica.

         (o) "Standstill Percentage" shall mean, at any time, not more than 44.6% of the Adjusted Outstanding Shares; provided that, in the event that the RIC Ownership Percentage is less than 44.6%, then the Standstill Percentage shall be automatically reduced to the RIC Ownership Percentage; provided further that, following any such reduction in the Standstill Percentage, the Standstill Percentage shall not thereafter be subject to any increase.

         (p)      "Transfer"  shall  mean  sell,   transfer,   assign,   pledge,
hypothecate, give away or in any manner dispose of any Common Stock or Series B Preferred Stock.

         Section 1.2. Representations and Warranties of RIC. RIC represents and warrants to LandAmerica as follows:

         (a) RIC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

         (b) Except for the RIC Shares, neither RIC nor any of its Affiliates beneficially owns any Common Stock or any options, warrants or rights of any nature (including conversion and exchange rights) to acquire beneficial ownership of any Common Stock.

         (c) RIC has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by RIC have been duly authorized by all necessary corporate action on behalf of RIC. This Agreement is Enforceable against RIC.

         (d) The execution, delivery and performance of this Agreement by RIC does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of RIC, or any statute, law, regulation, order or decree applicable to RIC, or any contract, commitment, agreement, arrangement or restriction of any kind to which RIC is a party or by which RIC is bound, other than such violations as would not prevent or materially delay the performance by RIC of its obligations hereunder or otherwise subject LandAmerica to any claim or liability.

         Section 1.3. Representations and Warranties of Reliance. Reliance represents and warrants to LandAmerica as follows:

         (a) Reliance is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Reliance has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by Reliance have been duly authorized by all necessary corporate action on behalf of Reliance. This Agreement is Enforceable against Reliance.

         (c) The execution, delivery and performance of this Agreement by Reliance does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws (or comparable documents) of Reliance, or any statute, law, regulation, order or decree applicable to Reliance, or any contract, commitment, agreement, arrangement or restriction of any kind to which Reliance is a party or by which Reliance is bound, other than such violations as would not prevent or materially delay the performance by Reliance of its obligations hereunder or otherwise subject LandAmerica to any claim or liability.

         Section 1.4. Representations and Warranties of LandAmerica. LandAmerica hereby represents and warrants to RIC and Reliance as follows:

         (a) LandAmerica is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

         (b) LandAmerica has full legal right, power and authority to enter into and perform this Agreement, and the execution and delivery of this Agreement by LandAmerica have been duly authorized by all necessary corporate action on behalf of LandAmerica. This Agreement is Enforceable against LandAmerica.

         (c) The execution, delivery and performance of this Agreement by LandAmerica does not and will not conflict with or constitute a violation of or default under the Charter or Bylaws of LandAmerica, or any statute, law, regulation, order or decree applicable to LandAmerica, or any contract, commitment, agreement, arrangement or restriction of any kind to which LandAmerica is a party or by which LandAmerica is bound, other than such violations as would not prevent or materially delay the performance by LandAmerica of its obligations hereunder or otherwise subject RIC to any claim or liability.

         (d) LandAmerica has taken all actions necessary or appropriate so that (i) the acquisition by RIC or any Affiliate of RIC of any RIC Shares and
(ii) the Transfer of any RIC Shares permitted by this Agreement will not cause to be applicable to RIC or any Affiliate of RIC either (x) the Rights Agreement or (y) any applicable "fair price," "moratorium," "control share acquisition" or "affiliated transaction" statute, law, rule or regulation in effect on the date hereof.

                                   ARTICLE II

                              Board Representation

         Section 2.1. Initial Board Representation. On the Closing Date, LandAmerica will (a) take such action as may be necessary to increase the size of the Board of Directors (the "Board of Directors") to fourteen (14), (b) upon receipt from each RIC Director of an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A, fill three (3) of the vacancies created thereby with RIC Directors in accordance with the applicable provisions of the Charter and Bylaws of LandAmerica, and (c) fill the fourth vacancy created thereby with Herbert Wender, the Chief Executive Officer of Commonwealth, in accordance with the applicable provisions of LandAmerica's Charter and Bylaws. Of the three (3) initial RIC Directors appointed to the Board of Directors, LandAmerica will (i) appoint one to Class I (current term expiring in 1998), one to Class II (current term expiring in 1999) and one to Class III (current term expiring in 2000) and (ii) subject to the right of RIC to designate new RIC Directors as substitutes for the initial RIC Directors, recommend for election at the next annual meeting of LandAmerica's shareholders following such appointments the initial Class I RIC Director for a three (3) year term expiring in 2001 and each initial RIC Director in Class II and Class III for the remainder of the term of his respective Class; provided that, if any such RIC Director is not elected by the shareholders of LandAmerica, LandAmerica shall have no further obligations under this Section 2.1 for the applicable year; and provided further that LandAmerica shall be under no obligation to appoint or recommend for election any RIC Director to the Board of Directors unless and until it has received from such RIC Director an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. Herbert Wender, the Chief Executive Officer of Commonwealth, shall be appointed, and recommended for election at the next annual meeting of LandAmerica's shareholders following such appointment, to Class I.

Any person designated by RIC to be a RIC Director who is not an executive officer of either RIC or an Affiliate of RIC shall be acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors for any reason whatsoever, (i) LandAmerica shall not be obligated to appoint or recommend for election any such person to the Board of Directors and (ii) RIC shall be entitled to designate a replacement that is acceptable to the Continuing Directors.

         Section 2.2.      Continuing Board Representation.

         (a) Until the earlier to occur of (i) the date that the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), LandAmerica agrees that, except as otherwise agreed to by a majority of the RIC Directors, LandAmerica will not take or recommend to its shareholders any action that would cause the Board of Directors to consist of any number of directors other than fourteen (14) directors divided into two (2) classes of five (5) directors each and one class of four (4) directors. At the time that the RIC Ownership Percentage is reduced to less than twenty percent (20%), LandAmerica may take such action as may be necessary to reduce the Board of Directors to twelve (12) directors, and at the time that the RIC Ownership Percentage is reduced to less than fifteen percent (15%), LandAmerica may take such action as may be necessary to reduce the Board of Directors to eleven (11) directors. Until the earlier to occur of (i) the date on which there are no RIC Directors serving on the Board of Directors pursuant to this Agreement or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), LandAmerica agrees that it will not take or recommend to its shareholders any action that would result in any amendment to LandAmerica's Bylaws in effect on the date hereof that would impose any qualifications on the eligibility of directors of LandAmerica to serve on any committee of the Board of Directors, except as may be required by the then-current rules and regulations of the New York Stock Exchange (the "NYSE Rules"), the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, and LandAmerica's Bylaws; and

         (b) Subject to the provisions of Sections 2.2(a) and 2.6 hereof regarding reductions in the size of the Board of Directors and required resignations of RIC Directors, LandAmerica will recommend for election, in the applicable year in which the respective Class term expires, one RIC Director in Class I, one RIC Director in Class II and one RIC Director in Class III, in each case as designated by RIC; provided that, if any such RIC Director is not elected by the shareholders of LandAmerica, LandAmerica shall have no further obligations under this Section 2.2(b) for the applicable year; and provided further that LandAmerica shall be under no obligation to recommend any RIC Director for election to the Board of Directors unless and until it has received from such RIC Director an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A. Any person designated by RIC to be a RIC Director who is not an executive officer of either RIC or an Affiliate of RIC shall be acceptable to the Continuing Directors, and, if found unacceptable by the Continuing Directors for any reason whatsoever, (i) LandAmerica shall not be obligated to recommend any such person for election to the Board of Directors and (ii) RIC shall be entitled to designate a replacement that is acceptable to the Continuing Directors.

         Section 2.3. Committee Representation. Until the earlier to occur of (i) the date that the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below), to the extent that, and for so long as, but only insofar as required by applicable law or NYSE rules, any of the RIC Directors is qualified under the then-current NYSE rules, the rules and regulations under the Internal Revenue Code of 1986, as amended, relating to the qualification of employee stock benefit plans and the deductibility of compensation paid to executive officers, the rules and regulations under Section 16(b) of the Exchange Act, including Rule 16b-3 thereunder or any successor rule, the Board of Directors shall designate one of the RIC Directors to serve on each of the committees of the Board of Directors (whether existing on the date hereof or formed or constituted after the date hereof) to the same extent, and on the same basis, as the other members of the Board of Directors; provided that, if the number of RIC Directors shall be reduced to one director pursuant to Section 2.6 hereof, then such remaining RIC Director shall be entitled to maintain his or her membership on any committee on which such RIC Director then may be serving until the earliest to occur of (i) the expiration of such RIC Director's term as a director of LandAmerica, (ii) the date that the RIC Ownership Percentage is less than fifteen percent (15%), or (iii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 below).

         Section 2.4. Relationship with RIC Directors. With respect to any RIC Director serving on the Board of Directors and any committee thereof pursuant to the provisions of this Article II, LandAmerica shall at all times, with respect to matters affecting the full Board of Directors or a specific committee, as the case may be:

         (a) Consult with the RIC Director on all business and financial matters on which Continuing Directors are consulted;

         (b) Provide the RIC Director with the same financial and other information concerning LandAmerica and its Subsidiaries as may be provided to the Continuing Directors, at the same time as so provided;

         (c) Give the RIC Director the same notice of meetings as the Continuing Directors are given and reasonable time to attend in person or participate by telephone;

         (d) Permit the RIC Director access at all reasonable times to senior officers of LandAmerica;

         (e) Hold meetings of the Board of Directors not less than four times per year;

         (f) Schedule regular meetings of the Board of Directors at least six months in advance; and

         (g) In all other respects, deal with each RIC Director in the same manner and on the same terms as it deals with all other directors, including, without limitation, the Continuing Directors.

         Section 2.5. Resignations at the Request of RIC; Vacancies. RIC shall have the right to request the resignation from the Board of Directors of any RIC Director pursuant to the terms of Exhibit A. In the event that any RIC Director for any reason ceases to serve as a member of the Board of Directors during his or her term of office and at such time RIC would have the right to a designation hereunder if an election for the resulting vacancy were to be held, RIC may designate a person to fill such vacancy (a "RIC Director Vacancy"); provided that, if the person so designated is not an executive officer of either RIC or an Affiliate of RIC, such person shall be acceptable to the Continuing Directors. Subject to the foregoing and Section 2.2(b) hereof, LandAmerica agrees to (i) appoint RIC's designee to the Board of Directors to fill the RIC Director Vacancy and to serve until the next annual meeting of LandAmerica's shareholders and (ii) recommend RIC's designee for election to the Board of Directors at the next annual meeting of LandAmerica's shareholders to fill the remaining term of the class of directors to which such designee was appointed; provided further that LandAmerica shall be under no obligation to appoint or recommend for election any such designee to fill a RIC Director Vacancy unless and until it has received from such designee an executed letter agreement regarding resignation in the form attached to this Agreement as Exhibit A.

         Section 2.6. Required Resignations. On the date when the RIC Ownership Percentage is less than twenty percent (20%) but more than fifteen percent (15%) (the "Board Adjustment Date"), RIC shall, within five (5) Business Days, cause two (2) of the three (3) RIC Directors to resign from the Board of Directors. The parties agree that the two (2) RIC Directors that will be subject to resignation pursuant to the preceding sentence shall be those RIC Directors who have the shortest terms of office then remaining, viz., those RIC Directors who are members of classes that will stand for election at one of the next two annual meetings of LandAmerica's shareholders to be held following the Board Adjustment Date. From and after the Board Adjustment Date, the remaining RIC Director may complete any unexpired term as a director of LandAmerica; provided that, upon the earlier to occur of (i) the date that the RIC Ownership Percentage is less than fifteen percent (15%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1), RIC shall, within five (5) Business Days, cause the remaining RIC Director to resign from the Board of Directors. In the event that the RIC Ownership Percentage is reduced from over twenty percent (20%) to less than fifteen percent (15%) such that there is no Board Adjustment Date, RIC shall, within five (5) Business Days, cause all three (3) of the RIC Directors to resign from the Board of Directors. In the event of any decrease in the RIC Ownership Percentage to below such twenty percent (20%) and fifteen percent (15%) thresholds, any subsequent increase in the RIC Ownership Percentage to or above such twenty percent (20%) and fifteen percent (15%) thresholds (i) shall not entitle RIC to reinstate, elect or designate any RIC Directors to the Board of Directors or any committee thereof, and (ii) with respect to any increase to or above such twenty percent (20%) threshold, shall constitute a breach of this Agreement. If RIC does not cause the resignation of the applicable number of RIC Directors within such five
(5) Business Day period, LandAmerica may seek such resignation or, in the alternative, the Continuing Directors may seek the removal of the RIC Directors that are subject to such resignation. Upon any shareholder vote relating to the removal of a RIC Director for failure to resign pursuant to this Section 2.6, RIC and its Affiliates shall (i) attend any meeting either in person or by proxy and
(ii) vote in favor of such removal. At such time as a RIC Director becomes subject to resignation pursuant to this Section 2.6, LandAmerica may amend its Bylaws or take such other action as it deems appropriate to reduce the number of directors constituting the Board of Directors proportionately or fill the vacancy caused by such resignation(s) with its own nominee in accordance with the applicable provisions of the Charter and Bylaws of LandAmerica.

         Section 2.7. Charter and Bylaws. The obligations of LandAmerica set forth in this Article II shall be subject to compliance with the applicable provisions of the Charter and Bylaws of LandAmerica, which in no respect prevent LandAmerica from fulfilling its obligations under this Agreement. LandAmerica will make no modifications or amendments to its Charter or Bylaws that would in any way hinder, impede or otherwise limit RIC's rights under this Article II.

         Section 2.8. No Voting Trust. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Virginia Stock Corporation Act or any other applicable corporation law.

         Section 2.9. Notification of Designation. RIC shall notify LandAmerica in writing not later than March 15th of each year of its designation of RIC Directors to be nominated for election at the next annual meeting of LandAmerica's shareholders; provided that, if RIC should fail to so notify LandAmerica of its RIC Director designee(s) by such date, RIC shall be deemed to have designated the RIC Director whose term expires at the next annual meeting of shareholders. RIC shall cause each RIC Director and each RIC Director designee to provide promptly information that may be required under the Exchange Act for inclusion in LandAmerica's proxy statement for such annual meeting and shall cooperate with LandAmerica in verifying any such information, including but not limited to the prompt completion of any director questionnaires applicable to the directors generally. The rights of RIC and the RIC Directors and the obligations of LandAmerica set forth in this Article II with respect to the appointment or nomination of RIC Directors shall not be subject to compliance with the notification requirements of Section 2.7 of LandAmerica's Bylaws. No Affiliate of RIC shall have any right to designate RIC Directors under this Article II.

         Section 2.10. No Duty to Designate; Reduction of Board Representation. Nothing contained in this Article II shall be construed as requiring RIC to designate any RIC Directors or as requiring any RIC Director, once designated and elected, to continue to serve in office if such RIC Director elects to resign. Until the earlier to occur of (i) the date on which there are no RIC Directors serving on the Board of Directors pursuant to this Agreement or
(ii) the expiration of the Preferred  Shares Sales Period (as defined in Section
4.1 below), in the event of any vacancy created by the death, resignation or removal of a RIC Director or the failure of RIC to designate a RIC Director, other than a vacancy created by the resignation or removal of a RIC Director pursuant to Section 2.6 above, upon the written request of RIC, LandAmerica shall take such action as may be necessary to reduce the size of the Board of Directors to a number equal to (x) fourteen (14) (or such lesser number as exists following one or more previous reductions of the size of the Board pursuant to Sections 2.2(a), 2.6 or this Section 2.10) minus
(y) the number of such vacancies, and thereafter, notwithstanding any other provisions of this Article II, RIC shall have no right to designate any individual to be a RIC Director to the extent of such reduction.

         Section 2.11. Limitation on Nominations by LandAmerica. LandAmerica agrees that, during the term of this Agreement, it will not, without the written consent of RIC, appoint or recommend for election to the Board of Directors (i) any current or former "executive officer" (as defined in Rule 3b-7 under the Exchange Act as in effect on the date of this Agreement) of LandAmerica or (ii) any other person with a relationship of the kind described in Item 404(b) of Regulation S-K as in effect on the date of this Agreement, if the election of such director following such appointment or recommendation would cause the total number of directors meeting the description set forth in (i) and
(ii) above to increase above the aggregate number of such directors on the date hereof (after adjustment for Herbert Wender, the Chief Executive Officer of Commonwealth); provided, however, that no RIC Director shall be included in determining whether LandAmerica has met the foregoing requirement.

                                   ARTICLE III

                     Standstill Restrictions; Voting Matters

         Section 3.1.      Standstill Restrictions.

         (a) During the term of this Agreement, Reliance and RIC covenant and agree that Reliance and RIC shall not, and shall not permit any of their Affiliates to, either individually or as part of a Group, directly or indirectly:

                  (i) exceed the Standstill Percentage (other than as a result of any stock purchases or repurchases by LandAmerica) or otherwise acquire (other than acquisitions (x) pursuant to or contemplated by the Stock Purchase Agreement, including without limitation the conversion of the Series B Preferred Stock, or (y) resulting from corporate action taken by the Board of Directors with respect to any pro rata distribution of shares of Common Stock in connection with any stock split, stock dividend, recapitalization, reclassification or similar transaction), propose to acquire (or publicly announce or otherwise disclose an intention to propose to acquire), offer to acquire, or agree to acquire any Common Stock or Series B Preferred Stock; provided that this Section 3.1(a)(i) shall not apply to any acquisition (a) of options, Common Stock, warrants, rights or other securities convertible or exchangeable into Common Stock granted to any person, including without limitation RIC Directors, pursuant to any benefit plan of LandAmerica or any of its Affiliates or the exercise of any such option, warrant or right or conversion or exchange of any convertible or exchangeable security or (b) upon the exercise by RIC or its Affiliates of rights pursuant to the Rights Agreement but only to the extent that such acquisition does not cause an increase in the RIC Ownership Percentage above that which existed immediately prior to the rights becoming exercisable and provided that all of the shares of Common Stock so acquired upon the exercise of the rights shall be subject to all of the terms of this Agreement;

                  (ii)     propose (or publicly  announce or otherwise  disclose
an intention to propose), solicit, offer, seek to effect, negotiate with or provide any confidential information relating to LandAmerica or its business to any other Person with respect to, any tender or exchange offer, merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving LandAmerica (other than (x) any of the foregoing that may be approved by the Board of Directors or (y) in connection with any tender or exchange offer in which the Board of Directors has
(a) recommended that its shareholders accept such offer or (b) after ten (10) business days (as defined in Rule 14d-1 under the Exchange Act as in effect on the date of this Agreement) from the date of commencement of such offer, expressed no opinion, remained neutral, was unable to take a position or otherwise did not oppose or recommend that its shareholders reject such offer); provided that nothing set forth in this Section 3.1(a)(ii) shall prohibit RIC or its Affiliates from soliciting, offering, seeking to effect or negotiating with any Person with respect to Transfers of Common Stock or Series B Preferred Stock otherwise required or permitted by Article IV of this Agreement; provided further that in so soliciting, offering, seeking to effect or negotiating, neither RIC nor its Affiliates shall provide any confidential information relating to LandAmerica or its business to any Person except as required by applicable law, including without limitation Section 10(b) of the Exchange Act and Rule 10b-5 thereunder, but only to the extent that any required disclosure of such confidential information has been preceded by notice to LandAmerica of the expected disclosure of such information and the execution of a confidentiality agreement by RIC (or its Affiliates, as the case may be) and such Person in the form attached hereto as Exhibit B (such confidentiality agreement to be promptly forwarded to LandAmerica for its execution, which execution may be subsequent to the disclosure described in this proviso, provided that the failure of LandAmerica to so execute such confidentiality agreement shall in no way be construed to be a failure on the part of RIC (or its Affiliates, as the case may be) to fulfill its obligations under this
Section 3.1(a)(ii) or to limit or affect the validity of such confidentiality agreement as between RIC (or its Affiliates, as the case may be) and such Person);

                  (iii) make, or in any way participate in, any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 under the Exchange Act), solicit any consent or communicate with or seek to advise or influence any person or entity with respect to the voting of any Common Stock or become a "participant" in any "election contest" (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to LandAmerica; provided that nothing in this Section 3.1(a)(iii) shall apply to any deemed solicitation of proxies by the RIC Directors that may result from such RIC Directors' position or status as a director of LandAmerica at the time of any general solicitation of proxies by the management of LandAmerica;

                  (iv) form, participate in or join any Person or Group with respect to any Common Stock or Series B Preferred Stock, or otherwise act in concert with any third Person for the purpose of (x) acquiring any Common Stock or Series B Preferred Stock or (y) holding or disposing of Common Stock or Series B Preferred Stock for any purpose prohibited by this Section 3.1(a);

                  (v) except as specifically provided in the Stock Purchase Agreement or Section 3.2 below, deposit any Common Stock or Series B Preferred Stock into a voting trust or subject any Common Stock or Series B Preferred Stock to any arrangement or agreement with respect to the voting thereof;

                  (vi) initiate, propose or otherwise solicit shareholders for the approval of any shareholder proposal with respect to LandAmerica as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any other Person to initiate, propose or otherwise solicit any such shareholder proposal;

                  (vii) except as specifically provided in Article II of this Agreement and in the Series B Preferred Stock designation, seek election to or seek to place a representative on the Board of Directors, or seek the removal of any member of the Board of Directors (other than a RIC Director);

                  (viii) except as specifically provided in the Series B Preferred Stock designation, call or seek to have called any meeting of the shareholders of LandAmerica for any purpose;

                  (ix) except through the RIC Directors, and except as specifically provided in the Series B Preferred Stock designation, take any other action to seek to control, disrupt or influence the management or policies of LandAmerica;

                  (x) except as specifically provided in the Series B Preferred Stock designation, demand, request or propose to amend, waive or terminate the provisions of this Section 3.1(a); or

                  (xi) agree to do any of the foregoing, or advise, assist, encourage or persuade any third party to take any action with respect to any of the foregoing.

         (b) Reliance and RIC agree that they will notify LandAmerica promptly if any inquiries or proposals are received by, any information is exchanged with respect to, or any negotiations or discussions are initiated or continued by or with, Reliance, RIC or any of their Affiliates regarding any matter described in Section 3.1(a) above (excluding the first proviso of Section 3.1(a)(ii) above). RIC and LandAmerica shall mutually agree upon an appropriate response to be made to any such proposals received by Reliance, RIC or any of their Affiliates.

         (c) Nothing contained in this Article III shall be deemed to restrict the manner in which the RIC Directors may participate in deliberations or discussions of the Board of Directors or individual consultations with the Chairman of the Board or any other members of the Board of Directors, so long as such actions do not otherwise violate any provision of Section 3.1(a) above.

         Section 3.2.      Voting Matters.

         (a) During the term of this Agreement, Reliance and RIC will take all such action as may be required so that the Common Stock beneficially owned and entitled to be voted by

Reliance, RIC and their Affiliates, as a Group, are voted or caused to be voted (in person or by proxy):

                  (i) with respect to the Continuing Director's nominees to the Board of Directors, in accordance with the recommendation of the Board of Directors, or a nominating or similar committee of the Board of Directors, if any such committee exists and makes a recommendation;

                  (ii) with respect to any "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act as in effect on the date of this Agreement) initiated by any Person in connection with any tender offer, in the same proportion as the total votes cast by or on behalf of all shareholders of LandAmerica (other than Reliance, RIC and their Affiliates) with respect to such proxy contest;

                  (iii) with respect to any matters related to share issuance, mergers, acquisitions and divestitures for which shareholder approval is sought, in accordance with the independent judgment of Reliance, RIC and their Affiliates, without regard to any request or recommendation of the Board of Directors; provided that, if any such transaction is submitted for shareholder approval by LandAmerica in order to permit LandAmerica to exercise its call rights under Sections 4.1(a) and 4.1(c) hereof or its redemption rights under the Series B Preferred Stock designation, then the Common Stock beneficially owned and entitled to be voted by Reliance, RIC and their Affiliates, as a Group, shall be voted in accordance with the recommendation of the Board of Directors; and

                  (iv) with respect to all matters (other than the election of RIC Directors) brought before LandAmerica's shareholders for a vote not otherwise provided for in this Section 3.2(a) or Section 2.6 above, in accordance with the recommendation of the Board of Directors.

         (b) RIC and its Affiliates who beneficially own any of the RIC Shares shall be present, in person or by proxy, at all duly held meetings of shareholders of LandAmerica so that the Common Stock held by RIC and its Affiliates may be counted for the purposes of determining the presence of a quorum at such meetings.

                                   ARTICLE IV

                             Transfers of RIC Shares

         Section 4.1.      Required Sales of RIC Shares.

         (a) Subject to compliance by LandAmerica with Section 4.1(e) below, by the date that is six (6) years and six (6) months after the effective date of the registration statement for the RIC Common Shares (as defined below) as provided for in the Registration Rights Agreement (the "Common Shares Exit Date"), RIC agrees that it will sell, convey or otherwise transfer all of the 4,039,473 shares of Common Stock received by RIC from LandAmerica pursuant to the Stock Purchase Agreement and such additional shares of Common Stock that LandAmerica may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Rights Agreement (the "RIC Common Shares") entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. Such sales, conveyances or transfers of the RIC Common Shares may occur at any time and from time to time during the period between the Closing Date and the Common Shares Exit Date (such period being hereafter referred to as the "Common Shares Sales Period"); provided that, for each Holdback Period and each Discontinuance Period (as those terms are defined in the Registration Rights Agreement) required by LandAmerica under the Registration Rights Agreement, the Common Shares Sales Period shall be extended by the number of days during which the relevant Holdback Period or Discontinuance Period was in effect. In the event that RIC has not disposed of all of the RIC Common Shares by the end of the Common Shares Sales Period, LandAmerica thereafter shall have the absolute right (which shall not be abridged) from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or a portion of the remaining RIC Common Shares then held by RIC at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by LandAmerica to RIC of the exercise of its call right.

         (b)      Subject to Section 4.1(c) and  compliance by LandAmerica  with
Section 4.1(e) below but in addition to Section 4.1(a) above, if RIC has not converted any of the 2,200,000 shares of Series B Preferred Stock received by RIC from LandAmerica on the Closing Date (the "RIC Series B Preferred Shares"), then by the date that is eight (8) years and six (6) months after the effective date of the registration statement for the RIC Series B Preferred Shares as provided for in the Registration Rights Agreement (the "Preferred Shares Exit Date"), RIC agrees that it will sell, convey or otherwise transfer so many of the RIC Series B Preferred Shares as are necessary to reduce the RIC Ownership Percentage to less than twenty percent (20%) of the Adjusted Outstanding Shares; provided, however, that such sales, conveyances and transfers must be made entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. Such sales, conveyances or transfers of the RIC Series B Preferred Shares may occur at any time and from time to time during the period between the Closing Date and the Preferred Shares Exit Date (such period being hereafter referred to as the "Preferred Shares Sales Period"); provided that for each Holdback Period and each Discontinuance Period (as those terms are defined in the Registration Rights Agreement) required by LandAmerica under the Registration Rights Agreement, the Preferred Shares Sales Period shall be extended by the number of days during which the relevant Holdback Period or Discontinuance Period was in effect. The provisions of this Section 4.1(b) shall not in any manner affect (i) the right of LandAmerica to redeem the RIC Series B Preferred Shares or (ii) subject to Section 4.1(d), the right of RIC to convert the RIC Series B Preferred Shares into Common Stock, in each case in accordance with the terms of the Series B Preferred Stock designation set forth in LandAmerica's Charter.

         (c)      Subject to Section 4.1(d) and  compliance by LandAmerica  with
Section 4.1(e) below, if RIC has converted, at any time or from time to time during the Preferred Shares Sales Period, any of the RIC Series B Preferred Shares into shares of Common Stock (all such shares of

Common Stock received upon conversion of the RIC Series B Preferred Shares and such additional shares of Common Stock that LandAmerica may issue with respect to such shares pursuant to any stock splits, stock dividends, recapitalizations, restructurings, reclassifications or similar transactions or pursuant to the exercise of any rights under the Rights Agreement being hereafter referred to collectively as the "Converted Shares") in accordance with the terms of the Series B Preferred Stock designation set forth in LandAmerica's Charter, then RIC agrees that it will sell, convey or otherwise transfer by the expiration of the Preferred Shares Sales Period (including any extension permitted under Section 4.1(b) upon the exercise by LandAmerica of any Holdback Period or Discontinuance Period) that number of Converted Shares and that number of RIC Series B Preferred Shares as is necessary to reduce the RIC Ownership Percentage to less than twenty percent (20%); provided, however, that such sales, conveyances and transfers of Converted Shares and RIC Series B Preferred Shares must be made entirely to Persons that are not, at the time of the sale, conveyance or transfer, an Affiliate of RIC. In the event that RIC has converted some or all of the RIC Series B Preferred Shares to Common Stock but has not reduced the RIC Ownership Percentage to below twenty percent (20%) by the expiration of the Preferred Shares Sales Period, LandAmerica thereafter shall have the absolute right (which shall not be abridged) from time to time on thirty (30) days' written notice to make one or more calls to purchase for cash all or any part of that number of Converted Shares then held by RIC necessary to reduce the RIC Ownership Percentage to below the twenty percent (20%) threshold at a price equal to ninety-five percent (95%) of the fair market value of the Common Stock at the time of the call(s), with such fair market value to be calculated based upon the average of the closing prices of the Common Stock for the ten (10) consecutive trading days preceding the notice by LandAmerica to RIC of the exercise of its call right.

         (d) Reliance and RIC agree that, unless (i) LandAmerica should call for redemption of the RIC Series B Preferred Shares in accordance with the Series B Preferred Stock designation set forth in LandAmerica's Charter, or (ii) any one of the following events shall occur: (x) LandAmerica should declare a regular quarterly dividend on the Common Stock of $.40 or more during any calendar year, (y) LandAmerica should declare one or more non-regular dividends on the Common Stock in an aggregate amount of $.50 or more during any calendar year, or (z) LandAmerica should declare dividends on the Common Stock, whether regular or non-regular, in an aggregate amount of $1.60 or more during any calendar year, the RIC Series B Preferred Shares shall not be convertible and RIC and its Affiliates will refrain from converting, or taking any steps to convert, any of the RIC Series B Preferred Shares then held by each of them, respectively, into shares of Common Stock until such time as RIC and its Affiliates have sold, conveyed or transferred all of the RIC Common Shares entirely to Persons that are not, at the time of the sale, conveyance or transfer of the RIC Common Shares, an Affiliate of RIC; provided, however, that if LandAmerica should call less than all of the RIC Series B Preferred Shares for redemption pursuant to clause (i) above, then RIC and its Affiliates shall be entitled to convert into shares of Common Stock only that number of the RIC Series B Preferred Shares that have been so called for redemption; and provided further that, in the event the Board of Directors has approved any negotiated tender or exchange offer with a third party or approved any merger, consolidation, share exchange, business combination, restructuring, recapitalization or similar transaction involving LandAmerica in which the holders of Common Stock are entitled to tender or exchange their holdings of Common Stock for, or to otherwise receive for their holdings of

Common Stock, other consideration (whether cash, non-cash or some combination thereof), LandAmerica agrees that it will, in its sole discretion, either (x) permit RIC and its Affiliates to convert all of the Series B Preferred Stock then held by them contingent upon, and effective as of, the closing of such transaction and without the right of RIC or any of its Affiliates to vote the shares of Common Stock received upon any such conversion on any matter in connection with such transaction, or (y) make appropriate provision to provide to RIC and any of its Affiliates holding Series B Preferred Stock as of the closing date of such transaction the same kind and amount of consideration receivable by the holders of the Common Stock in such transaction (the amount of such consideration to be received by RIC and any of its Affiliates holding Series B Preferred Stock to be determined by reference to the number of shares of Common Stock that RIC and its Affiliates would have been entitled to receive had the Series B Preferred Stock been converted immediately prior to consummation of such transaction), except that, if LandAmerica elects to comply with clause (y) of this proviso, RIC and its Affiliates shall not be entitled thereafter to receive any shares of stock, other securities, cash or property pursuant to Section 5.4 of the Series B Preferred Stock designation with respect to such of the Series B Preferred Stock as has received full payment of the consideration set forth in clause (y) above.

         (e) In connection with the obligations of RIC under Sections 4.1(a), 4.1(b) and 4.1(c) above, LandAmerica agrees that it will take all actions and steps necessary, including the filing of all required financial statements, reports and other documents, in order to (i) maintain the effectiveness of the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the RIC Common Shares in accordance with the Registration Rights Agreement until the earlier of (x) the date on which RIC completes the sale, conveyance or transfer of all of the RIC Common Shares in accordance with this Agreement or (y) the expiration of the Common Shares Sales Period, (ii) maintain the effectiveness of the registration with the Securities and Exchange Commission under the Securities Act of the RIC Series B Preferred Shares and any shares of Common Stock issuable upon conversion of the RIC Series B Preferred Shares in accordance with the Registration Rights Agreement until the earlier of (x) the date on which RIC completes the sale, conveyance or transfer of all of the RIC Series B Preferred Shares and/or the Converted Shares in accordance with this Agreement or (y) the expiration of the Preferred Shares Sales Period, (iii) comply with all applicable state securities (including insurance securities) or blue sky laws, and (iv) maintain the listing of the RIC Common Shares on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time), (v) maintain the listing, on a when-issued basis, of the Common Stock issuable upon conversion of the RIC Series B Preferred Shares on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time) and (vi) if applicable, to cause the RIC Series B Preferred Shares to be originally listed on the NYSE (or such other exchange or trading market as the Common Stock may be listed from time to time). LandAmerica will make its senior officers available to RIC at reasonable times to facilitate the disposition of the RIC Common Shares, the RIC Series B Preferred Shares and the Converted Shares.

         (f) If, prior to the expiration of the Preferred Shares Sales Period, all of the shares of the Series B Preferred Stock shall have been redeemed or converted and are no longer outstanding but the RIC Ownership Percentage is at least twenty percent (20%), then, until the earlier of (i) the date by which the RIC Ownership Percentage is less than twenty percent (20%) or (ii) the expiration of the Common Shares Sales Period, RIC and its Affiliates shall be entitled to the remedies set forth in Sections 11.3(a) and 11.3(d)(1) of the Series B Preferred Stock designation as if such Sections had been set forth in full in this Agreement.

         (g) LandAmerica will make any Hart-Scott-Rodino filing that may be required in order for RIC or its Affiliates to convert the RIC Series B Preferred Shares into Common Stock, and such filing will occur as soon as practicable but not later than thirty (30) days after RIC or its Affiliates make any Hart-Scott-Rodino filing with respect to such conversion. Each party agrees to bear its own costs in connection with such filings.

         Section 4.2. Transfer Restrictions. During the term of this Agreement, RIC shall not, directly or indirectly, knowingly Transfer any of the RIC Shares to any Person or Group without the prior written consent of LandAmerica(which consent shall not be unreasonably withheld), if, as a result of such Transfer, such Person or Group would have beneficial ownership of Common Stock representing in the aggregate more than 9.9% of the issued and outstanding shares of Common Stock. Subject to the foregoing limitation, RIC may Transfer the RIC Shares in the following manner:

         (a)      to LandAmerica or any Affiliate of LandAmerica;

         (b) pursuant to an effective registration statement under the Securities Act as provided in Section 4.1 above; provided that the rights of RIC under this Agreement shall not transfer to any transferee(s) of such RIC Shares;

         (c) pursuant to Rule 144, Rule 144A, Regulation S or any other applicable exemption from registration under the Securities Act; provided that the rights of RIC under this Agreement shall not transfer to any transferee(s) of such RIC Shares;

         (d) pursuant to a pro rata distribution (including any such distribution pursuant to any liquidation or dissolution of RIC) by RIC to its shareholders if RIC has no knowledge that any distributee, or any Person that controls such distributee, will acquire from RIC beneficial ownership of Common Stock representing more than 9.9% of the issued and outstanding shares of Common Stock in such distribution (in each case other than any distributee that is an Affiliate of RIC), provided that the rights of RIC under this Agreement shall not transfer to any distributee of such RIC Shares (other than any distributee that is an Affiliate of RIC); provided further that, upon a change in Control of RIC occurring after the date of this Agreement, RIC shall not distribute any of the RIC Shares to its Affiliates pursuant to this Section 4.2(d) or otherwise unless RIC has received the prior written consent of LandAmerica (which may be withheld in LandAmerica's sole discretion) and obtained an agreement in writing by the distributee to be bound by the terms and conditions of this Agreement; and provided further that, in the event that any Affiliate of RIC receives a distribution of any of the RIC Shares pursuant to this Section 4.2(d), or otherwise becomes the beneficial owner of any of the RIC Shares, Reliance shall cause such Affiliate of RIC to comply with all of the provisions of this Agreement, including without limitation this Section 4.2.

         (e) pursuant to a merger or consolidation of LandAmerica or pursuant to a plan of liquidation of LandAmerica, which has been approved by the affirmative vote of a majority of the members of the Board of Directors then in office; or

         (f) pursuant to a tender offer or exchange offer that the Board of Directors, by action taken by the affirmative vote of a majority of the members of the Board of Directors then in office, has determined not to oppose.

                                    ARTICLE V

                               Further Assurances

         Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of its respective obligations under this Agreement. RIC shall deliver to LandAmerica, within fifteen (15) days following the end of each quarterly period ending March 31, June 30, September 30 and December 31, a written transaction statement for such quarter verified by an officer of RIC that (i) identifies the date and amount of each Transfer of the RIC Shares during such quarter and whether the Transfer was to an Affiliate of RIC, and (ii) states the number of RIC Shares held, beneficially and of record, by RIC and its Affiliates as of the last day of the applicable quarter. If reasonably requested by LandAmerica at any time during the term of this Agreement, RIC agrees to execute a letter to LandAmerica confirming the number of RIC Shares held, beneficially and of record, by RIC and its Affiliates as of the latest practicable date. LandAmerica shall provide to RIC as soon as practicable after each March 31, June 30, September 30 and December 31 (but in any event no later than twenty-five (25) days after each such date), a written statement as to the amount of net income of LandAmerica and its Subsidiaries for the three-month period ending on each such March 31, June 30, September 30 and December 31 and RIC shall keep such information confidential until LandAmerica publicly announces its quarterly financial results.

                                   ARTICLE VI

                                   Termination

         Section 6.1. Termination of Entire Agreement. Unless earlier terminated by written agreement of the parties hereto, this Agreement shall terminate on the earlier of (i) the date on which the RIC Ownership Percentage is less than fifteen percent (15%) or (ii) the expiration of the Preferred Shares Sales Period (as defined in Section 4.1 above) and the RIC Ownership Percentage at such time is less than twenty percent (20%); provided, however, that the provisions of Sections 4.1(a) and 4.1(c) above with respect to LandAmerica's right to call the RIC Common Shares and the Converted Shares shall survive any termination of this Agreement. Any termination of this Agreement as provided herein shall be without prejudice to the rights of any party arising out of the breach by any other party of any provisions of this Agreement that occurred prior to the termination.

                                   ARTICLE VII

                                  Miscellaneous

         Section 7.1. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

         If to LandAmerica,
         to it at:                Lawyers Title Insurance Corporation
                                  6630 West Broad Street
                                  Richmond, Virginia 23231
                                  Telecopier: (804) 282-5453
                                  Attention:  Russell W. Jordan, III, Esquire


              With a copy to:     Williams Mullen Christian & Dobbins
                                  1021 East Cary Street, 16th Floor
                                  Richmond, Virginia 23219
                                  Telecopier: (804) 783-6507
                                  Attention:  Theodore L. Chandler, Jr., Esquire


         If to RIC or Reliance,
         to them at:              Reliance Insurance Company
                                  55 East 52nd Street
                                  New York, New York 10055
                                  Telecopier: (212) 909-1864
                                  Attention: Robert M. Steinberg


              With a copy to:     Reliance Group Holdings, Inc.
                                  55 East 52nd Street
                                  New York, New York 10055
                                  Telecopier: (212) 909-1864
                                  Attention: General Counsel


Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three (3) Business Days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         Section 7.2. Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by Reliance, RIC and LandAmerica following approval thereof by a majority of the Continuing Directors.

         Section 7.3. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation in the case of any corporate party hereto any corporate successor by merger or otherwise; provided that no party may assign this Agreement without the other party's prior written consent.

         Section 7.4. Entire Agreement. This Agreement, the Stock Purchase Agreement, the Series B Preferred Stock designation and the Registration Rights Agreement embody the entire agreement and understanding among the parties relating to the subject matter hereof and collectively supersede all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such subject matter other than those expressly set forth in this Agreement and the Stock Purchase Agreement.

         Section 7.5. Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

         Section 7.6. Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 7.7. No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 7.8. No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who or which is not a party hereto.

         Section 7.9. Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits, and agrees to cause each of its Affiliates to submit, to the jurisdiction of the federal courts located either in the City of Richmond, Virginia, or in the City of New York, New York, and in the event that such federal courts shall not have subject matter jurisdiction over the relevant proceeding, then of the state courts located either in the City of Richmond, Virginia, or in the City of New York, New York, for the purpose of any Action arising out of or based upon this Agreement or relating to the subject matter hereof or the transactions contemplated hereby, (ii) hereby waives, and agrees to cause each of its Affiliates to waive, to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Affiliates to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence or to permit any of its Affiliates to commence any Action arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereby consents to service of process in any such proceeding in any manner permitted by Virginia or New York law, as the case may be, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.1 above is reasonably calculated to give actual notice. Notwithstanding anything contained in this
Section 7.9 to the contrary with respect to the parties' forum selection, if an Action is filed against a party to this Agreement, including its Affiliates, by a person who or which is not a party to this Agreement, an Affiliate of a party to this Agreement, or an assignee thereof (a "Third Party Action"), in a forum other than the federal district court or a state court located in the City of Richmond, Virginia, or in the City of New York, New York, and such Third Party Action is based upon, arises from, or implicates rights, obligations or liabilities existing under this Agreement or acts or omissions pursuant to this Agreement, then the party to this Agreement, including its Affiliates, joined as a defendant in such Third Party Action shall have the right to file cross-claims or third-party claims in the Third Party Action against the other party to this Agreement, including its Affiliates, and even if not a defendant therein, to intervene in such Third Party Action with or without also filing cross-claims or third-party claims against the other party to this Agreement, including its Affiliates.

         Section 7.10. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         Section 7.11. Name, Captions. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof.

         Section 7.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.

         Section 7.13. Expenses. Each of the parties hereto shall bear their own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except that in the event of a dispute concerning the terms or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to reimbursement of reasonable legal fees and disbursements from the other party or parties to such dispute.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Voting and Standstill Agreement to be executed, as of the date first above written by their respective officers thereunto duly authorized.


                              LANDAMERICA FINANCIAL GROUP, INC.
                              (formerly known as LAWYERS TITLE CORPORATION)


                              By:            /s/ C. H. Foster, Jr.
                                 -----------------------------------------------
                                 Name:   C. H. Foster, Jr.
                                 Title:  Chairman and Chief Executive Officer


                              RELIANCE INSURANCE COMPANY


                              By:            /s/ Lowell C. Freiberg
                                 -----------------------------------------------
                                 Name:   Lowell C. Freiberg
                                 Title:  Senior Vice President


                              RELIANCE GROUP HOLDINGS, INC.


                              By:            /s/ George E. Bello
                                 -----------------------------------------------
                                 Name:   George E. Bello
                                 Title:  Executive Vice President and Controller

                                                                       Exhibit A

                          Form of Resignation Agreement



LandAmerica Financial Group, Inc.
  (formerly Lawyers Title Corporation)
6630 West Broad Street
Richmond, Virginia  23230

Reliance Insurance Company
Three Parkway
Philadelphia, Pennsylvania  19102

Ladies and Gentlemen:

         I hereby acknowledge that my position on the Board of Directors of LandAmerica Financial Group, Inc. (formerly Lawyers Title Corporation) ("LandAmerica") is subject to the provisions of a Voting and Standstill
Agreement (the "Agreement"), dated February 27, 1998, between LandAmerica and Reliance Insurance Company ("RIC") and Reliance Group Holdings, Inc. Accordingly, I hereby agree to resign immediately from such Board of Directors under the terms of Article II of the Agreement in the event that RIC requests such resignation. I understand that, if I do not resign as requested within five
(5) Business Days (as defined in the Agreement), LandAmerica may seek specific performance of this letter agreement through court proceedings or otherwise may seek to remove me from office. I agree that any failure to resign upon request shall be deemed to be "cause" for my removal from the Board of Directors pursuant to the Charter and Bylaws of LandAmerica.


Date: February 27, 1998


                                                 ______________________________
                                                   Name


Agreed to and Accepted:

LandAmerica Financial Group, Inc.

By:___________________________
Name:
Title:

                                                                       Exhibit B


                        Form of Confidentiality Agreement



                                ________ __, 19__


CONFIDENTIAL

[Name]
[Address]

         Re:      Confidentiality Agreement

Ladies and Gentlemen:

         In connection with our [soliciting, offering, seeking to effect or negotiating] with you with respect to the [sale, transfer, assignment, pledge, etc.] of shares of [Common Stock or 7% Series B Cumulative Convertible Preferred Stock], without par value, of LandAmerica Financial Group, Inc. (the "Company"), we are prepared to make available to you certain confidential information relating to the Company and its business (the "Confidential Information"). As a condition to your being furnished the Confidential Information, you agree to comply with the terms and conditions of this letter agreement (this "Agreement").

         For the purposes of this Agreement, the term "Representatives" shall mean your employees, agents and advisors and the directors, officers, employees and agents of any of your advisors. The term "Third Party" shall be broadly interpreted to include without limitation any corporation, company, group, partnership, other entity or individual. The term "Confidential Information" shall not include information that (i) was or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, or
(ii) was or becomes available to you on a non-confidential basis from a source other than the Company or its advisors.

         You hereby agree to treat the Confidential Information as confidential and you shall not, and shall direct your Representatives not to, use in any way or to disclose, directly or indirectly, the Confidential Information to any Third Party without the written consent of the Company.

         It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by you and that the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach, and you further agree to waive any requirement for the securing or posting of any bond in connection with such remedy.

Such remedy shall not be deemed to be the exclusive remedy for your breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the Company.

         If you are in agreement with the foregoing, please so indicate by signing and returning one copy of this Agreement, whereupon it will constitute our agreement with respect to the subject matter hereof.

                                     Very truly yours,


                                     [Name]
                                     Officer of [RIC or Affiliate]

                                     CONFIRMED  AND AGREED as of
                                     the  date   first   written
                                     above:


                                     [NAME]



                                      By:_________________________________
                                      Name:
                                      Title:



                                      LANDAMERICA FINANCIAL GROUP, INC.



                                      By:_________________________________
                                      Name:
                                      Title:



                                      -2-